CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors of Jackson National Life Insurance Company and Contract Owners of Jackson National Separate Account III:

We consent to the use of our reports on the consolidated financial statements of Jackson National Life Insurance Company dated March 5, 2008, and on the financial statements of Jackson National Separate Account III, dated February 25, 2008, included herein by reference in the Post-Effective Amendment to Form N-4 of Jackson National Separate Account III.

s/ KPMG LLP

Chicago, Illinois
October 6, 2008